UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2014

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York	10118
(Address of principal executive offices)	(Zip Code)

(646) 419-4452
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

Shutterstock, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 12, 2014 (the “Annual Meeting”).  As of April 17, 2014, the record date for the Annual Meeting, there were a total of 35,197,284 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 34,479,736 shares of the Company’s common stock were represented in person or by proxy, and therefore a quorum was present.

At the Annual Meeting, the stockholders elected the following Class II director nominees to serve on the Company’s Board of Directors until the 2017 Annual Meeting of Stockholders or, in each case, until the director’s successor is duly elected and qualified, with the following voting results:

Director	For	Withhold	Broker Non-Votes
Jeff Epstein	32,596,283	362,485	1,520,968
Jonathan Miller	32,363,916	594,852	1,520,968

At the Annual Meeting, the stockholders also ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014, with the following voting results:

For	Against	Abstain	Broker Non-Votes
34,449,987	10,238	19,511	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.
(Registrant)

Date: June 18, 2014

	By:	/s/ Timothy E. Bixby
Timothy E. Bixby Chief Financial Officer

3